ASSET PURCHASE AGREEMENT


THIS AGREEMENT (hereinafter "Agreement") is effective as of June 16, 2003 (hereinafter "Effective Date") by and between:

         MEDIFAST, INC's subsidiary JASON ENTERPRISES INC. . ("AMEX;MED"), a corporation organized and existing under the laws of the States of Texas, located at 11445 Cronhill Drive, Owings Mills, Maryland and 6116 N. Central Expressway, Suite 304B, Dallas, Texas 75206 (hereinafter "BUYER") and CONSUMER CHOICE SYSTEMS INC. , a corporation organized and existing under the laws of the State of Delaware, located at 2891, 152nd Avenue Northeast, Redmond, Washington 98052 in the United States, (hereinafter "SELLER").

         WHEREAS, SELLER is the owner of CONSUMER CHOICE SYSTEMS INC., its assets to include all inventory, accounts receivable, equipment, patents, trademarks, copyrights on technical materials supporting the WOMANS WELLBEING PRODUCTS AND TEST KITS and all intellectual property related to the products and services, web sites, software, hardware, creative advertising and other marketing literature and all registrations related to the brand UTI, Menopausal Relief, Menopausal Relief and words or phrases derived from these marks, which may be amended and supplemented in writing during the due diligence period. (Hereinafter the "Assets" and "Marks");

         WHEREAS, BUYER desires to obtain all the assets, as listed in the attached exhibits, of the CONSUMER CHOICE SYSTEMS INC BUSINESS that support their retail and international business to include the distribution rights in 18,000 Drug Stores and assume limited liabilities such as trade accounts payable, bank lines of credit on a work out schedule that allows the BUYER to accrue 10% of Net. Sales on a Monthly Basis of Consumer Choice Systems Inc. product sales and Jason Pharmaceuticals Products to their retail customers, Take Shape for Life Health Network Customers who purchase Woman's Wellbeing Products and Test Kits, under the Take Shape label and pay on a proportional basis these liabilities over a three year time frame or sooner until the liability is paid according to the work out agreements. The BUYER may, at its sole discretion accept a work out schedule of trade creditors as outlined in Exhibit "G". The SELLER must get written and signed consents from all parties that agree to the terms of this agreement from all Debt Holders to include short term and long term note holders to include shareholder and officer loans to the company and trade creditors to include lawyers, vendors and retailers that are owed over $5,000.00 as of the day of this agreement. The SELLER and the Officers of Consumers Choice Systems Inc. both corporately and individually warrant that the consents have been granted to the company and the officers to transfer the assets to the BUYER. If a creditor or debtor challenges the transfer of the Assets to the BUYER, the SELLER, the Officers and Directors, individually and collectively agree to pay all legal costs and fees associated with defending any lawsuit challenging the transfer of the assets of Consumer Choice Systems Inc. to the BUYER. The SELLER, its Officers, Directors and Note holders who are affiliated with the SELLER agree to pledge their Medifast restricted stock to


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the BUYER as indemnification for the warrants, representations and promises of the SELLER to the BUYER during the restricted period as determined by SEC Rule 144.

         WHEREAS, BUYER AND SELLER pledge its active cooperation in and support of MEDIFAST'S AND CONSUMER CHOICE SYSTEMS INC. BUSINESS marketing and product development programs related to the Products, Marks, and formulas and proprietary product information, the spirit and intent of which are to maintain and enhance the value and significance of the Products, Brands and Marks of the company and enhance Shareholder Value of the parent Medifast Inc.. Jason Enterprises desires to enter into two-year NON-COMPETE agreements with one year renewable terms with Mr. Terry G. Kelley and Mr. Gary Franks and hire selected other employees important to operating the new business. The BUYER desires to operate the business in order to preserve the value of the assets during the period of which the SELLER is obtaining the final consents, and or finalizing the close of the Agreement. Should the Agreement not close by the set forth date of June 16, 2003, the SELLER authorizes the BUYER to operate the Business, including the receipt of all revenues, and control of all assets, until the closing has been finalized and or all of the consents have been signed. The BUYER agrees to pay the SELLER a royalty of 1% of net sales during the interim period prior to the final closing. It is also understood that the BUYER will not make payments to the trade creditors, until all consents are approved, and the Agreement is completed.

         WHEREAS, BUYER desires to purchase the assets of CONSUMER CHOICE SYSTEMS INC. For Seventy Five Thousand (76,120) shares of restricted Medifast Inc. Stock and provide working capital and the business opportunity to improve the operating performance of the products, brands and people of the SELLER. The BUYER will grant the SELLER 50,000 three year warrants priced at Ten Dollars ($10.00) per share which represents more than 100% of the closing price of the
AMEX: MED stock on the day of the letter of intent that initiated this transaction. The BUYER will have fifteen business days from the execution of the complete document to produce the actual stock and warrant certificates. The BUYER will grant piggyback registration rights to these warrants only, and grant the SELLER the right to a cashless exercise of the warrants as attached in Exhibit "D".

         NOW, THEREFORE, in consideration of their mutual covenants, undertakings and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

 1.       DEFINITIONS

         In this Agreement, the following terms shall have the meanings set forth below:

         1.1 "COMPETITOR" shall mean those trademarks, trade names or other identifying words or symbols which are used on products which are similar to the SELLER AND BUYERS products in category, image, quality and price points, and which are sold through distribution channels of the same like and kind AS THE SELLER AND BUYER.


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         1.2 "INVENTORY" shall be any and all remaining (i.e. on hand or in stock) Products and tangible items bearing the Marks, including but not limited to, raw material, work in process, labels, tags, etc.


         1.3 "NET SALES" shall mean the gross dollar amount of all sales by SELLER (hereinafter "Gross Sales") less the following items insofar as they are separately stated but included in the amounts invoiced to customers: usual trade discounts actually taken, returns and sales allowances. No costs incurred in the manufacture, sale, distribution, advertisement, promotion of the Products or in the payment by SELLER of any local, State or Federal, taxes of any nature whatsoever shall be deducted from Gross Sales when calculating Net Sales.

         1.4 "NOTICE ADDRESS" shall be the addresses set forth for the parties at the beginning of this Agreement, or such other addresses as a party may hereafter designate to the other party in writing from time to time.



2.       PAYMENT AND CLOSING

         2.1 Seventy Five (76,120) Shares of restricted Medifast Stock and Fifty Thousand (50,000) restricted three year Medifast Warrants to purchase stock at $10.00 per share, which represents at least 100% of the Market Value of the stock at the execution of the letter of intent that initiated this transaction, as attached in Exhibit "D", will be issued to CONSUMER CHOICE SYSTEMS INC. or their designees at the time the tangible and intangible assets are transferred to the BUYER as follows: Customer Lists, Web Sites, Accounts Receivable, Petty Cash, Finished Goods and Parts Inventory as listed in Exhibit "A", Patents, Trademarks and Intellectual Property listed in Exhibit "B", the Equipment, Software, Hardware, Manufacturing or Assembly Equipment, Desks , Chairs and Common Property that support the business operations listed in Exhibit "C" and any other miscellaneous items to be listed in Exhibit "D". In addition the SELLER will provide legal consents of this transaction as required in this agreement and attached in Exhibit "F" and "G". Upon the transfer of the Assets which should take place no later that fifteen business days after the agreement is executed, Medifast will have American Stock Transfer issue 76,120 shares of Medifast Stock and 50,000 Medifast Warrants to the SELLER or the designees as listed in Exhibit "E"


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3.       DUE DILIGENCE,  ACCOUNTING AND AUDITING


         3.1 PROPER BOOKS AND RECORDS: The SELLER shall present to the BUYER all the appropriate books of account or computer records relating to the SELLERS Marketing Programs, Cost of Goods, Assembly and Finished Goods Products, in accordance with generally accepted accounting principles (including, without limitation, a sales journal, sales return journal, cash receipt book, general ledger, and to the extent reasonably available, purchase orders and Inventory records) SELLER shall transfer all books and records of the BUYER as part of the Asset Purchase Agreement.

         3.2 ANNUAL FINANCIAL STATEMENTS: The SELLER shall present to the BUYER within 7 days of this agreement the SELLERS Year to Date Financial Results and their fiscal year-end, with the latest commercial credit report which is based on monthly, quarterly and annual financial statements prepared in accordance with generally accepted accounting principles consistently applied.


4.       QUALITY STANDARDS

         4.1 QUALITY STANDARDS: SELLER acknowledges that the continued maintenance of the great significance and value of the Marks and their associated goodwill, the continued maintenance of SELLERS quality standards, and the PROPER EXECUTION OF THE MEDICAL PROTOCOLS IN ACCORDANCE WITH FDA STANDARDS and the merchandising and coordination of the products associated with the Marks are all essential elements of this Asset Purchase by the BUYER. SELLER agrees that the nature and quality of all Uses of the Marks and Protocols by the SELLER shall be under the reasonable control of SELLER UNTIL CLOSING and shall conform to reasonable industry standards and be consistent with the quality level of competitive products of other companies.

5.       THE MARKS

         5.1 OWNERSHIP RIGHTS DEFINED: SELLER acknowledges the ownership of the Marks and will do nothing inconsistent with such ownership, and that all Use (and any other use thereof) of the Marks by SELLER and all good will developed there from shall inure to the benefit of and be on behalf of BUYER upon closing of this transaction. BUYER agrees that nothing in this Agreement shall give SELLER any right, title, or interest in the Marks in accordance with this Agreement and SELLER agrees that it will not attack the title of BUYER to the Marks, the validity of the Marks, any rights of BUYER that may have arisen from this Agreement, or the validity of this Agreement.

         5.2 CONFIRMATION OF OWNERSHIP: Whenever requested by BUYER, SELLER shall execute such documents or applications BUYER may deem necessary to confirm SELLER'S ownership of all its rights, to maintain the validity of the Patents or Marks, and to obtain, or maintain any registration thereof.

         5.3 LABELS/PACKAGING: All of SELLERS Products shall contain a label, hangtag and/or packaging (hereinafter collectively "labeling" or "label(s)"). SELLER understands the importance of maintaining the security and integrity of


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all trademarked labeling used on the Products, and SELLER agrees to use its reasonable best efforts to maintain, and to require any subcontractors to maintain, a strict, accurate and current inventory of all labels throughout the manufacturing process of the Products so as to preclude any diversion of the labels, and, if any such diversion occurs, SELLER agrees to notify BUYER in writing immediately upon discovery thereof.

         5.4 TRADEMARK REGISTRATION: The SELLER agrees to provide all copies of Patent, Trademark, Copyright or Patent Pending applications or legal documents related to registration to the BUYER prior to closing.

6.       MARKETING AND DISTRIBUTION

         6.1 PARTICIPATION PLEDGED: SELLER acknowledges that the marketing programs that may be developed by or for THE COMPANY are for the benefit of the Marks, and SELLERS cooperation and support thereof are an integral part of such program and this Agreement. Therefore, SELLER pledges its direct and active support of the programs that support the reputation of the brand and the integrity of the distribution system.

         6.2 MARKETING, WHOLESALE & SHIPMENT POLICY: SELLER acknowledges that the availability and selection of product, formulas, and functions (i.e. the intended purpose of the Product such as DETECTION OF URINARY TRACT INFECTION) are an integral part of the high reputation and value which the trade and consumers have come to associate with the Marks. To further protect that reputation and value, SELLER agrees that its policy of sale, distribution, and exploitation shall be of the high standard established by COMPANY. The COMPANY WARRANTS that from time to time in its sole discretion reasonably applied, and any variance from such standards will be to comply with any applicable law, rule or regulation. The company also warrants that its retail distribution system is in place and offers the BUYER an opportunity to grow the business in the United States.


7.       INFRINGEMENT

         7.1 The parties shall notify each other promptly of any actual or threatened infringements, imitations, or unauthorized use of the Marks by third parties of which they may become aware. BUYER shall have the sole right, at its expense, to bring any action on account of any such infringements, imitations or unauthorized use, and SELLER shall cooperate with BUYER, as BUYER may reasonably request, in connection with any such action brought by BUYER.

8.       INSURANCE AND INDEMNIFICATION

         8.1      INDEMNIFICATION:


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                  (A) SELLER hereby  indemnifies and holds BUYER, its successors and assigns, and any entity owning or controlling SELLER and its officers, directors, employees, agents and representatives (hereinafter individually or collectively referred to as "SELLER Corporate") harmless from and against any and all liabilities, claims, causes of action, suits, damages, including without limitation, suits for personal injury or death of third parties, and expenses, including reasonable attorneys' fees and expenses, for which SELLER or SELER'S Corporate may become liable or may incur or be compelled to pay as a result of
(i) SELLER'S performance of (or its failure to perform) its obligations or responsibilities hereunder, or (ii) SELLER'S breach of any of its covenants, representations and warranties under this Agreement, or (iii) any claim based upon allegations of negligence or strict liability which are attributable to any act of SELLER, or (iv) claims of infringement of any intellectual property right that would not be included under Section B) below. In the event there is a claim against BUYER for which indemnification from SELLER is sought hereunder, SELLER shall have the right to defend, settle or contest said claim, at SELLERS sole discretion, so long as the exercise of such discretion does not adversely affect BUYER in a substantial manner and does not affect the Marks in any way. This paragraph shall survive expiration or termination of the agreement.

                  (B) BUYER hereby indemnifies and holds SELLER, its successors and assigns, and any entity owning or controlling BUYER and its officers, directors, employees, agents and representatives (hereinafter individually or collectively referred to as "BUYER Corporate") harmless from and against any and all liabilities, claims, causes of action, suits, damages, including without limitation, suits for personal injury or death of third Parties, and expenses, including reasonable attorneys' fees and expenses, for which BUYER may become liable or may incur or be compelled to pay as a result of the sale of BUYERS products under this agreement. This paragraph shall survive expiration or termination of the Licensed Term.

         8.2 EFFECT OF APPROVAL: The approval by SELLER of any Product shall not be construed as a consent by BUYER to any infringement or violation of the rights of third parties occasioned by the approved Product or Use, nor as an indemnification by or assumption of any responsibility for any such claim beyond the indemnification set forth in Section 10.1 (B) above.

         8.3 INSURANCE: SELLER WARRANTS THAT THE COMPANY HAS procured and has maintained in full force and effect at all times during their ownership of the brands, with a responsible insurance carrier or carriers reasonably acceptable to BUYER, at least one Million Dollars ($1,000,000) coverage through an umbrella general liability policy or a products liability insurance policy that specifically includes any and all risks related to the sale or Use of the Products, and that identifies the SELLER and any other party(ies) set forth in the Insurance Guidelines within the scope of "additional insured.".


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9.       TERMINATION

          9.1 TERMINATION: Subject to the continuing obligations arising from a breach hereof and those terms and obligations that survive cessation of this Agreement by the clear import of their language, this Agreement and all rights relevant thereto shall cease upon the earlier of termination, for whatever reason, or expiration. This agreement will terminate within 30 days of this date if the transaction is not closed.

10.      NOTICES

         10.1 NOTICES: Any notice, demand, waiver, consent, approval or disapproval (collectively referred to as "notice") required or permitted herein shall be in writing and shall be given personally, by messenger, by air courier, by telecopy, or by prepaid registered or certified mail, with return receipt requested, addressed to the parties at their respective Notice Address.

         10.2     A notice shall be deemed received on the date of receipt.

11. APPLICABLE LAW. THIS AGREEMENT IS SUBJECT TO THE LAWS OF THE STATE OF
MARYLAND

         11.1 WARRANTIES OF CORPORATE FITNESS: The parties each warrant the following: (1) that the delivery of this Agreement has been duly authorized by all requisite corporate action of its company; (2) that the execution and delivery of this Agreement does not violate its Articles of Incorporation or By-laws, or any contract or commitment to which it is a party or by which it is bound; and (3) that it is not a party to any suit, action, administrative proceeding, or investigation which, if successful, would have a material, adverse effect on its properties, financial conditions or business.

         11.2 CONSTRUCTION: This Agreement's terms and conditions were freely negotiated. BUYER drafted the Agreement for the convenience of the parties only.

         IN WITNESS WHEREOF, the parties have first caused this Agreement to be executed as of the Effective Date.


                                                JASON ENTERPRISES, INC.


                                       By: /S/  Bradley T. MacDonald

                                       Name:  Bradley T. MacDonald, CEO

                                       Date: 6/11/03

                                                BUYER

                                                AND


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                                                CONSUMERS CHOICE SYSTEMS INC.

                                                By: /S/ Terry G. Kelley

                                                Name:  Terry G. Kelly
                                                Title: CEO

                                                Date: 6/11/03

                                                             SELLER

                                   INDEMNATORS

                  OFFICERS

By:  /s/    Terry G. Kelley
     ----------------------
Name:    Terry G. Kelly
Date:    6/11/03


By:   /s/  Gary Frank
     ---------------------
Name: Gary Frank
Date: 6/11/03

                  DIRECTORS

By:   /s/  Terry G. Kelley
     -----------------------
Name:    Terry G. Kelley
Date:  6/11/03

By:   /s/  Gary Frank
     -----------------------
Name:  Gary Frank
Date:  6/11/03

By:      __________________________
Name:
Date

By:      __________________________
Name:
Date

By:      __________________________
Name:
Date

By:      __________________________
Name:
Date


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